Exhibit 10.16

CAMDEN NATIONAL CORPORATION

Corporate Governance Committee

Charter

The Corporate Governance Committee shall be responsible for the selection for nomination of all new board members and in so doing, establish the criteria for selection. The committee shall establish the tenure of board members and the retirement policy. It shall review the board’s effectiveness, nominate committee chairs, nominate officers for the year following the annual meeting and shall make recommendations for amendments to the Articles of Incorporation or Bylaws.

Membership

Membership of the committee shall consist of at least three directors, all whom shall be independent as defined by the rules of the American Stock Exchange. The chairman of the committee shall be the chairman of the board of directors unless he is not an independent director. A committee member shall abstain in participating in or voting for his or her nomination for office or re-nomination as a director.

Duties

The specific duties of the Corporate Governance Committee shall be as follows:

1. Establish Criteria for Membership – The committee shall establish the overall profile for the board’s composition, with a view to providing for particular strengths such as technical skills, career experience and diversity (See Exhibit A for current profile). In so doing, the committee shall also make recommendations to the full board for the number of directors constituting the full board for the holding company and all subsidiary boards.

2. Candidate Selection – The committee’s core role shall be to conduct a search for desirable candidates; screen potential candidates; review nominations made by shareholders; and recommend to the full board the individual or individuals to fill board vacancies. While the CEO can be expected to participate in the selection process by making recommendations concerning possible nominees and meeting with candidates who are “finalists,” the committee members are expected to play the primary role and act independently in the final decision.

3. Directorship Invitation – The invitation to join the board shall be extended by the committee through its chairperson after approval of the candidate by the board of directors.

4. Tenure and Performance – The nominee slate (typically recommending the re-election of incumbent directors) shall be submitted to the shareholders annually. While directors are traditionally continued in office, tenure shall not be assured and the committee should evaluate the performance and availability of each director before re-nominating the director for continued membership. Performance of the director should be measured in terms of attendance and participation at Board and committee meetings. A candidate’s career responsibilities or health should not interfere with boardroom involvement as a general rule.

5. Retirement Policy – The current policy of the corporation is for directors to retire at age 70. It shall be the responsibility of the Corporate Governance Committee to review this policy from time to time and make recommended changes to the full board if the committee sees fit.

6. Committee Structure – In addition to the Corporate Governance Committee, there shall be an Audit Committee and a Compensation Committee. In addition, the Corporate Governance Committee may recommend to the full board such additional committees as it thinks desirable and it shall establish the responsibilities of each committee annually, naming the chairman thereof.

7. Board and Committee Effectiveness – From time to time, the committee shall evaluate the effectiveness of the meetings of the full board and in so doing consider the agenda and the allocation of time to the various topics considered. It shall also consider the amount of time devoted to reviews of recent performance, financial and other, how much time should be spent on current issues and what time shall be allocated to forward looking matters and in what order these issues should be considered. The committee shall also solicit from the full board an annual performance evaluation of the committee’s effectiveness.

8. Management Succession – The Corporate Governance Committee in concert with the CEO shall establish a management succession plan to provide for the orderly succession of the CEO at the time of his or her retirement and also in the event of death or disability.

9. Officers for Ensuing Year – The committee shall nominate the various officers for the ensuing year following the annual meeting.

10. Changes to Articles of Incorporation and Bylaws – The Governance Committee shall periodically review the Articles of Incorporation and Bylaws of the corporation to ascertain that they are currently in compliance with existing law and shall make recommended changes from time to time as developments warrant.